United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2015
Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.
(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9
Melbourne, FL  32934
 (Address of Principal Executive Offices)

(321) 610-7959
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;
-our ability to obtain sufficient funding to continue to pursue our business plan;
-our ability to perform our obligations under our loan agreements;
-competition within our chosen markets and industries;
-the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;
-trends affecting our limited manufacturing capabilities;
-our ability to meet customer demands;
-our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;
-our need for future additional financing;
-trends affecting the commercial acceptability of our products;
-our ability to protect and enforce our current and future intellectual property; and
-our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

At August 31, 2015, Expedia Holdings Limited (“Expedia”), one of our creditors, was owed a principal balance of $2,000,000, plus accrued and unpaid interest of $79,890.41 to such date, on our loan from Newmark Investments Limited (the “Newmark Loan”).  The first advance under the Newmark Loan was made in November, 2012.  Expedia is a founder, the beneficial owner and is the successor of Newmark, by assignment of the Newmark Loan on January 16, 2014, and under an amended Loan Agreement between the Company and Expedia dated February 24, 2014, together with related security agreements.  The due date of the principal and interest under the Loan Agreement had been extended to August 31, 2015, and the parties have agreed to extend such Loan Agreement due date to October 31, 2015 effective September 2, 2015. Additional information about the Loan Agreement is contained in our 10-K Annual Reports for the years ended December 31, 2014, and 2013, and in our Definitive Information Statement filed with the SEC on February 19, 2015, under the caption “Voting Securities and Principal Holders Thereof.”  See Item 9.01.
.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Loan extension to Oct 31 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	September 2, 2015	By:	/s/ Tami L. Tharp
Tami L. Tharp
Chief Financial Officer and Secretary